UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2008 (November 5, 2008)

AMERICAN OIL & GAS INC.
 (Exact name of registrant as specified in its charter)

Nevada	1-31900	88-0451554
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 17th Street, Suite 2400 Denver, CO	80265
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 991-0173

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities
On November 5, 2008 (the “Grant Date”), the Board of Directors of American Oil & Gas Inc. (the “Company”) authorized certain officers of the Company to enter into negotiations with thirteen officers and employees of the Company to exchange existing, vested and unvested, options under the Company’s 2004 Stock Option Plan (the “2004 Plan”) and 2006 Stock Incentive Plan (the “2006 Plan” and, together with the 2004 Plan, the “Plans”) for new, unvested, options with a purchase price of $2.00 per share. The Company negotiated individually with all employees and officers, and twelve of the thirteen officers and employees accepted an exchange.
The nine non-officer employees exchanged vested and unvested options to purchase an aggregate of 878,000 shares of the Company’s common stock and the Company issued to them an aggregate of: (i) unvested options to acquire 329,000 shares of common stock, one-fifth of which vest on each of the first, second, third, fourth and fifth anniversaries of the Grant Date; (ii) unvested options to acquire 125,000 shares of common stock, one-fifth of which vest at the end of each of the next five six-month periods following the Grant Date; (iii) unvested options to acquire 126,000 shares of common stock, one-fifth of which will vest on May 5, 2009, and one-fifth vesting on each of the second, third, fourth and fifth anniversaries of the Grant Date; and (iv) unvested options to acquire 298,000 shares of common stock vesting on the following schedule: (A) 91,000 shares on May 5, 2009, (B) 75,000 shares on November 5, 2009, (C) 60,000 shares on May 5, 2010, (D) 60,000 shares on November 5, 2010, and (E) 12,000 shares on November 5, 2011. Each portion of the options to purchase 878,000 shares shall terminate on the fifth anniversary of the date it first becomes exercisable.
The officers exchanged vested and unvested options to purchase an aggregate of 890,000 shares of the Company’s common stock. The table below sets forth, for each officer, the total number of shares of common stock underlying each option that was exchanged, the prior exercise price for each option and the new exercise price for each option. Each of the new option grants are unvested, and one-fifth of each grant vests on each of the first, second, third, fourth and fifth anniversaries of the Grant Date. Each portion of such options shall terminate on the fifth anniversary of the date it first becomes exercisable.

	Number of Shares of
	Common Stock Options	Previous	New Exercise
Officer	under the Plans	Exercise Price	Price
Don Schroeder (1)	250,000	$5.84	$2.00
Don Schroeder	90,000	$3.37	$2.00
Peter Loeffler (2)	150,000	$5.84	$2.00
Peter Loeffler	60,000	$3.37	$2.00
Joe Feiten (3)	250,000	$4.95	$2.00
Joe Feiten	90,000	$3.37	$2.00
(1)	Don Schroeder is VP of Land for the Company.

(2)	Peter Loeffler is VP of Exploration and Development for the Company.

(3)	Joe Feiten is Chief Financial Officer for the Company.
These issuances were granted based on exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D and applicable state laws.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Not applicable.
(e) To the extent applicable, the contents of Item 3.02 above are incorporated into this Item 5.02(e) by reference.
Item 7.01. Regulation FD Disclosure.
On November 10, 2008, the Company, issued a press release entitled “American Oil & Gas Reports 3rd Quarter 2008 Results, Announces Share Repurchase Program and Reports Employee Option Grants.” A copy of the press release is furnished herewith as Exhibit 99.1.
On November 10, 2008, the Company, issued a press release entitled “American Oil & Gas to Present at Two Upcoming Investor Conferences.” A copy of the press release is furnished herewith as Exhibit 99.2.
The information in this Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Form 8-K also shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.
Item 9.01. Financial Statements and Exhibits.
Exhibit 99.1 Press Release dated November 10, 2008.
Exhibit 99.2 Press Release dated November 10, 2008.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2008	AMERICAN OIL & GAS INC.

	By:	/s/Andrew P. Calerich

Andrew P. Calerich, President

INDEX TO EXHIBITS

Exhibit Number	Description
Exhibit 99.1	Press Release dated November 10, 2008
Exhibit 99.2	Press Release dated November 10, 2008

5